                                                                    Exhibit 4.6

                         REGISTRATION RIGHTS AGREEMENT



       This Registration Rights Agreement (the "Agreement") is made and
                                                ---------
entered into as of November 19, 1996 by and among State Street Boston Corporation, a Massachusetts corporation ("Buyer" or the "Company"), and the
                                           -----          -------
former shareholders of Princeton Financial Systems, Inc. ("PFS"), a corporation
                                                           ---
organized under the laws of the State of Delaware (collectively the "Shareholders" and individually a "Shareholder").
-------------                      -----------

                                    RECITALS

       A.   Buyer and PFS are parties to a certain Agreement and Plan of
Merger dated as of October 17, 1996 (the "Merger Agreement") pursuant to which
                                          ----------------
Buyer will acquire through a merger by one of its wholly-owned subsidiaries with PFS all of the outstanding stock of the Company in exchange for cash consideration and the issuance by Buyer of shares of Buyer's Common Stock, $1.00 par value per share (the "Buyer Common Stock"), as set forth in the Merger
                          ------------------
Agreement.

       B. The execution and delivery of this Registration Rights Agreement by the parties hereto is a condition precedent to the obligations of the parties to consummate the transactions under the Merger Agreement because the Shareholders desire registration of the Buyer Common Stock under the federal securities laws.

                                   AGREEMENT

       NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

       1.   Definitions

       For the purposes of this Agreement, the following terms have the meanings indicated below:

            1933 Act.  The Securities Act of 1933, as amended, and the rules and
            --------
regulations promulgated thereunder, as in effect from time to time.

            1934 Act.  The Securities Exchange Act of 1934, as amended, and the
            --------
rules and regulations promulgated thereunder, as in effect from time to time.
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            Business Day.  Each Monday, Tuesday, Wednesday, Thursday and Friday
            ------------
that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

            Closing Date.  The closing date specified in the Merger Agreement.
            ------------

            Commission.  The United States Securities and Exchange Commission.
            ----------

            Holder.  Any person owning Registrable Securities who is a party to
            ------
this Agreement, and any transferee thereof in accordance with Section 11 of this Agreement.

            Prospectus.  The prospectus included in any Registration Statement,
            ----------
as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            Register, registration and registered.  A registration effected by
            -------------------------------------
preparing and filing a registration statement or similar document with the Commission in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

            Registrable Securities.  The shares of Buyer Common Stock issued to
            ----------------------
and received by the Shareholders pursuant to the Merger Agreement and held continuously from the Closing Date by the Shareholders and any securities that may be issued by the Company or any successor to the Company from time to time with respect to, in exchange for, or in replacement of such shares of Buyer Common Stock, including, without limitation, securities issued as a stock dividend on or pursuant to a stock split or similar recapitalization of such shares of Buyer Common Stock; provided, however, that those shares as to which
                              --------  -------
the following apply shall cease to be Registrable Securities if: (a) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the 1933 Act and such Registrable Securities shall have been disposed of under such Registration Statement; (b) such Registrable Securities shall have become transferable, and have been so transferred, in accordance with the resale provisions of Rule 144 or any successor rule or provision, under the 1933 Act; (c) such Registrable Securities shall have been transferred in a transaction in which the Shareholder's rights and obligations under this Agreement were not properly assigned in accordance with this Agreement; (d) such Registrable Securities shall have ceased to be outstanding; or (e) the shares of Buyer Common Stock have previously been sold in accordance with the terms of this Agreement.

            Registration Expenses.  All expenses incident to the Company's
            ---------------------
performance of or compliance with Sections 2 and 3 hereof, including, without limitation, all registration and

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filing fees (including filing fees with respect to the Commission and to the
National Association of Securities Dealers, Inc. and listing fees of the New York Stock Exchange), all fees and expenses of complying with state securities or "blue sky" laws (including fees and disbursements of underwriters' counsel in connection with any "blue sky" memorandum or survey, but excluding any fees and expenses for foreign qualification in such jurisdictions), all printing expenses, all registrars' and transfer agents' fees and all fees and disbursements of the Company's counsel and independent public accountants; provided, however, that Registration Expenses shall not include the fees and
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expenses of more than one counsel to the holders of Registrable Securities, or underwriters' discounts or commissions associated with the sale of the Registrable Securities.

            Registration Period. The period commencing on the date hereof and
            -------------------
continuing through December 31, 1998.

            Registration Statement.  A registration statement prepared and filed
            ----------------------
with the Commission in compliance with the 1933 Act.

            Seller.  Any person, including any Holder, participating in an
            ------
offering of any Registrable Securities of the Company pursuant to the Agreement.

            Selling Expenses.  All applicable transfer taxes and any fees and
            ----------------
disbursements of more than one counsel for the holders of the Registrable Securities, accountants or other advisors for any Seller of the Registrable Securities being registered.

            Shelf Registration.  A registration effected pursuant to a shelf
            ------------------
Registration Statement of the Buyer, on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the Commission, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. A Registration Statement relating to a Shelf Registration shall be referred to herein as the "Shelf Registration Statement". The Shelf Registration Statement
               ----------------------------
shall be effected on Form S-3 or any successor form prescribed by the Commission.

       2.   "Piggy-Back" Registration Rights

       Until the expiration of the Registration Period, if (but without any obligation to do so) Buyer shall determine to register, including for this purpose a registration effected by Buyer for its own account or for the account of shareholders of Buyer other than the Shareholders, any of its Common Stock under the 1933 Act in a public offering solely for cash, it shall send to the Shareholders written notice of such determination and, if within 15 calendar days after receipt of such notice, any Shareholder shall so request in writing, Buyer shall use its reasonable efforts to include in such Registration Statement all or any part of the Registrable Securities the Shareholder requests to be registered. This right shall not apply to a registration of shares of Buyer Common Stock on Form S-8 or Form S-4 (or their then equivalents or successor forms) relating to shares of Buyer Common Stock to be issued by Buyer in connection with any acquisition of any entity or business, or shares of Buyer Common Stock issuable in connection with any stock option, stock purchase plan or other employee benefit plan.

       If, in connection with any offering involving an underwriting of Buyer Common Stock to be issued for the account of the Company or selling securityholders, the managing underwriter shall impose a limitation on the number of shares of such Buyer Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution of the Buyer Common Stock and to maintain a stable market for the securities of the Company, then the Company shall be obligated to include in such Registration Statement (a) first, the shares of Buyer Common Stock, being registered on behalf of the Company or on behalf of the selling securityholders (other than the Holders) requesting such registration, (b) second, the Registrable Securities being registered on behalf of the Holders apportioned on a pro rata basis among the Holders in accordance with the number of shares of Registrable Securities requested by the Holders to be included in such registration, and (c) third, any other securities to be included in such registration.

       3.   Shelf Registration

       3.1  Shelf Registration Rights

       Subject to the limitations set forth elsewhere in this Section 3, if the Effective Time (as defined in the Merger Agreement) occurs on or before November 15, 1996, then within ten (10) days after November 15, 1996, or if the Effective Time occurs after November 15, 1996, then within ten (10) business days after the Effective Time, Buyer shall use its reasonable efforts to promptly effect qualification and registration of the Registrable Securities under the Securities Act on a Form S-3 Registration Statement (or any other shelf registration statement form for which it is then eligible or which Buyer may have available for the registration of equity securities) as a Shelf Registration. Buyer shall not be required to effect more than one registration on Form S-3 pursuant to the provisions of this Section 3. Buyer and the Shareholders shall use reasonable efforts to coordinate sales of the Registrable Securities pursuant to a Form S-3 Registration Statement in a manner to ensure stability in the trading price of Buyer Common Stock. Buyer may affect qualification and registration of the Registrable Securities pursuant to this
Section 3.1 pursuant to an existing Shelf Registration Statement.

       3.2  Limitation on Shelf Registration Obligation

       Notwithstanding the provisions of Section 3.1, and subject to the limitations described below in this Section 3 and Section 4, (a) the Company shall not be obligated to effect the filing of a Registration Statement pursuant to this Section 3 during the 120 days following the effective date of a Registration Statement pertaining to the underwritten public offering of any Buyer Common Stock (as long as the Company has given any notice required by
Section 2 hereof and the Holders are able to include in such registration at least 50% of the Registrable Securities requested to be so registered), or (b) if the Company shall furnish to the Holders requesting a Registration Statement pursuant to this Section 3 a certificate signed by a Vice President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would not be in the best interests of the Company and its stockholders for such Registration Statement to be filed, the Company shall, subject to the limitations set forth in Section 3.3(d) hereof, have the right to defer such filing or effectiveness, for a period of not more than 90 days; provided, however, that the Company may not utilize the right set forth in this
--------  -------
Section 3.2 more than once. The Company shall use its reasonable best efforts to keep a Registration Statement filed pursuant to this Section 3 effective until December 31, 1998. If the Company utilizes the right set forth in this
Section 3, the Registration Period shall be extended for the number of days for which any filing was deferred as specified in the notice; provided, however,
                                                          --------  -------
that the Registration Period need not be extended pursuant to this subsection by a period of longer than six months.

       3.3  Selling Procedures; Suspension

       Each Holder of Registrable Securities agrees to give written notice to the General Counsel of the Company at least two (2) Business Days prior to any intended sale or distribution of Registrable Securities under the Shelf Registration Statement referred to in Section 3.1, which notice shall specify the date on which such Holder intends to begin such sale or distribution. As soon as practicable after the date such notice is received by the Company, and in any event within two (2) Business Days after such date, the Company shall comply with either paragraph (a) or (b) below.

            (a) Except in the event that paragraph (b) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file with the Commission a post-effective amendment to the Shelf Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Holders of the Registrable Securities who gave such notice copies of any documents filed pursuant to Section 3.3(a)(i); and (iii) inform each such Holder that the Company has complied with its obligations in
Section 3.3(a)(i) (or that, if the Company has filed a post-effective amendment to the Shelf Registration Statement which has not yet been declared effective, the Company will notify each such Holder to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment and will immediately notify each such Holder pursuant to Section 3.3(a)(i) hereof when the amendment has become effective). Each Holder who has given notice of intention to distribute such Holder's Registrable Securities in accordance with
Section 3.3 hereof (a "Notice Holder") shall sell all or any of such Registrable
                       -------------
Securities pursuant to the Shelf Registration Statement and related Prospectus only during the 90-day period commencing with the date on which the Company gives notice, pursuant to Section 3.3(a)(iii), that the Registration Statement and Prospectus may be used for such purpose (such 90-day period is referred to as a "Selling Period"). The Notice Holders will not sell any Registrable
      --------------
Securities pursuant to such Registration Statement or Prospectus after such Selling Period without giving a new notice of intention to sell pursuant to
Section 3.3 hereof and receiving a further notice from the Company pursuant to
Section 3.3(a)(iii) hereof or paragraph (b) below.

            (b) In the event of (i) any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Shelf Registration Statement for amendments or supplements to a Shelf Registration Statement or related Prospectus or for additional information; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the written threat or initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) any event or circumstance which necessitates the making of any changes in the Shelf Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) that the Company is in possession of material information that it deems advisable not to disclose in a Registration Statement or (vi) that, in the good faith judgment of the Company's Board of Directors, in accordance with the provision of Section 3.2, it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments, public filings with the Commission or similar events; then, subject to paragraph (d) below, the Company shall deliver a certificate in writing to the Notice Holders (the "Suspension Notice") to the effect of the foregoing and, upon receipt of
      -----------------
such Suspension Notice, each such Notice Holder's Selling Period will not commence (a "Suspension") until such Notice Holder's receipt of copies of the
             ----------
supplemented or amended Prospectus provided for in Section 3.3(a)(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

            (c) In the event any of the events or circumstances listed in the foregoing paragraph (b) occur or exist after a Selling Period has commenced, subject to paragraph (d) below, the Company shall have the same right to suspend such Selling Period by delivery of a Suspension Notice as the Company would have had if the Selling Period had not yet commenced, and any such suspension of a Selling Period shall be deemed included within the meaning of the term "Suspension" for all purposes under this Agreement.

            (d) In the event of any Suspension, or any delay in effecting the Shelf Registration under Section 3.2 above, the Company will use its reasonable efforts to ensure that the use of the Prospectus so suspended or delayed may be commenced or resumed, as the case may be, and that any Selling Period so suspended will commence or resume, as the case may be, as soon as practicable and, in the case of a pending development, filing or event referred to in
Section 3.3(b)(iv) or (v) hereof, as soon, in the judgment of the Company's Board of Directors (in accordance with the provisions of Section 3.2), as disclosure of the material relating to such pending development, filing or event would not have an adverse effect on the Company's ability to consummate the transaction, if any, to which such development, filing or event relates. Notwithstanding any other provision of this Agreement, the Company shall have the right to cause a maximum of two (2) Suspensions, neither of which may be within 30 days of the other, as provided above (including for this purpose a delay in effecting the Shelf Registration pursuant to Section 3.2 above) during any 12-month period after the initial effective date of the Shelf Registration Statement, and the total number of days in any 12-month period during which a Suspension or Suspensions (including for this purpose a delay in effecting the Shelf Registration Statement pursuant to Section 3.2 above) may be in effect shall not exceed 90 days.

            (e) Subject to the provisions of Section 3.2, the Company will use its best efforts to maintain the effectiveness for (i) up to 180 days, or such shorter period of time as the underwriters need to complete the distribution of the registered offering in any Company primary or secondary offering, in the case of a "piggyback" registration pursuant to Section 2, or (ii) until December 31, 1998 in the case of a Shelf Registration Statement on Form S-3 pursuant to
Section 3.1, of any Registration Statement pursuant to which any of the Registrable Securities are being offered. The Company from time to time will amend or supplement such Registration Statement and the Prospectus contained therein to the extent necessary to comply with the 1933 Act and any applicable state securities statute or regulation. The Company will also provide each holder of Registrable Securities with as many copies of the Prospectus contained in any such Registration Statement as it may reasonably request.

       3.4  Underwriting Agreement

       If, in connection with any proposed distribution by the Shareholders under the "piggyback" registration referred to in Section 2, the Company in its sole discretion shall determine that it is in the best interests of the Company to effect distribution by means of an underwriting, the Company shall promptly notify the Shareholders of such determination. In such event, the right of any Shareholder to participate in such distribution shall be conditioned upon such Shareholder's participation in the underwriting arrangements required by this
Section 3.4, including without limitation, the requirement that the Shareholder enter into, and perform its obligations under, an underwriting agreement in customary form with the managing underwriter selected for the underwriting by the Company.

       4.   Restrictions on Transfer of Shares

       The Holders agree and understand that the issuance of the Registrable Securities to the Holders has not been, and, except as contemplated in this Agreement, the sale or other disposition thereof by the Holders will not be, registered under the 1933 Act or the securities laws of any state and that such shares may be sold or disposed of only in one or more transactions registered under the 1933 Act and, where applicable, such state laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state laws is available. The Holders acknowledge that, except as expressly set forth in this Agreement, the Holders have no right to require the Company to cause the registration of any Registrable Securities. The Holders understand and agree that each certificate representing any Registrable Securities (each, a "Certificate") shall be subject to stop transfer instructions and shall bear the following legend:

       "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH STATE LAWS."

       The Company hereby agrees that it will, upon the request of the Holders, eliminate any stop transfer instructions and any restrictive legend on any certificates representing the Registrable Securities if (i) in the opinion of counsel, including in-house counsel with demonstrated expertise in matters relating to federal securities laws, which counsel and opinion (in form, scope and substance) shall be reasonably satisfactory to the Company, the Holders are entitled to sell or dispose of the Registrable Securities represented by such Certificate without registration or (ii) such shares are being disposed of by the Holders under a

Registration Statement pursuant to Section 2 or 3 herein and in compliance with the 1933 Act and applicable state and securities laws.

       5.   Expenses

       The Company will pay all Registration Expenses in connection with the registration of Registrable Securities effected by the Company pursuant to Sections 2 and 3. Holders of Registrable Securities registered pursuant to this Agreement shall pay all Selling Expenses associated with such registration, with each Holder bearing a pro rata portion of the Selling Expenses based upon the number of Registrable Securities registered by each Holder.

       6.   Expiration of Registration Rights

       The obligations of the Company under Section 2 and 3 of this Agreement to register the Registrable Securities shall expire and terminate at such time as the Shareholders shall be entitled or eligible to sell all such securities in the United States or to a U.S. Person without restriction and without a need for the filing of a registration statement under the 1933 Act. The determination as to whether the Shareholder is entitled or eligible to sell all Registrable Securities without the need for registration under the Securities Act shall be based on a written opinion of counsel that registration of the Registrable Securities is not required under the Securities Act, sufficient to permit the transfer agent to transfer such securities upon a sale by the Shareholder. The obligations of the Company under Sections 2 and 3 of this Agreement shall expire on December 31, 1998 (provided no stop transfer orders are in place with the transfer agent).

       7.   Registration Procedures

       In connection with the registration of Registrable Securities under this Agreement, and subject to the other provisions of this Agreement, the Company shall:

            (a) use its reasonable efforts to cause the Registration Statement filed in accordance with Section 2 or Section 3 to become effective as soon as practicable after the date of filing thereof;

            (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective for the shorter of (i) the duration of its registration obligations pursuant to Section 2 and 3 hereof, or (ii) until there are no Registrable Securities outstanding, and to comply with the provisions of the 1933 Act with respect to the disposition of the Registrable Securities;

            (c) furnish to each Seller of such Registrable Securities such number of copies of the Prospectus included in such Registration Statement as such Seller may reasonably request in order to facilitate the sale or disposition of such Registrable Securities;

            (d) use its reasonable efforts to register or qualify all securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as each Seller shall reasonably request, and do any and all other acts and things as may be reasonably necessary to enable such Seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

            (e) notify each Seller of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or if it is necessary to amend or supplement such Prospectus to comply with the law, and at the request of any such Seller, prepare and furnish to such Seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such Prospectus, as amended or supplemented, will comply with the law;

            (f) use its best efforts to comply with all applicable rules and regulations of the Commission;

            (g) use its best efforts to qualify such securities for listing on The New York Stock Exchange, and provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such Registration Statement; and

            (h) issue to any person to which any Holder of Registrable Securities may sell such Registrable Securities in connection with such registration certificates evidencing such Registrable Securities without any legend restricting the transferability of the Registrable Securities.

       From time to time, the Company will amend or supplement such Registration Statement and the Prospectus contained therein to the extent necessary to comply with the 1933 Act and any applicable state securities statute or regulation.
The Company will also provide the Holder of Registrable Securities with as many copies of the Prospectus contained in any such Registration Statement as it may reasonably request.

       8.   1934 Act Registration

       The Company shall timely file with the Commission such information as the Commission may require under Section 13 or 15(d) of the 1934 Act; and in such event, the Company shall use its best efforts to take all action pursuant to Rule 144(c) as may be required as a condition to the availability of Rule 144 under the 1933 Act (or any successor exemptive rule hereinafter in effect) with respect to such Common Stock. The Company shall furnish to any holder of Registrable Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144(c),
(ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other publicly-filed reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Securities without registration.

       9.   Shareholder Information

       It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that all Shareholders of Registrable Securities shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as shall be reasonably required to effect the registration of their Registrable Securities and to execute such documents in connection with such registration as the Company may reasonably request.

       10.  Indemnification and Contribution

       In the event any Registrable Securities are included in a Registration Statement under this Agreement:

            (a) The Company will indemnify and hold harmless each Seller, the officers, directors, partners, agents and employees of each Seller, any underwriter (as defined in the 1933 Act) for such Seller and each person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material
 ---------
fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse each such Seller, officer, director, partner, agent, employee, underwriter or controlling person for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Seller, underwriter or controlling person.

            (b) Each Seller will indemnify and hold harmless the Company, each of its officers, directors, partners, agents or employees, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Seller or any of its directors, officers, partners, agents or employees or any person who controls such Seller, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, partner, agent, employee, controlling person or underwriter, or other such Seller or director, officer, partner, agent, employee or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Seller expressly for use in connection with such registration; and each such Seller will reimburse any reasonable legal or other expenses reasonably incurred by the Company or any such director, officer, partner, agent, employee, controlling person or underwriter, other Seller, officer, director, partner, agent, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything contained in this Agreement to the contrary, the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Seller, which consent shall not be unreasonably withheld, conditioned or delayed; provided further, that the aggregate liability of each Seller in connection with any sale of Registrable Securities pursuant to a Registration Statement in which a Violation occurred shall be limited to the net proceeds from such sale.

            (c)   Promptly after receipt by an indemnified party under this
Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing or conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 10 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.

            (d) If recovery is not available under the foregoing indemnification provisions of this Section 10, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying parties and the indemnified parties, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances, including, without limitation, whether any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder of Registrable Securities, on the other hand. The Company and the Shareholders of the Registrable Securities covered by such Registration Statement agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No seller of Registrable Securities covered by such Registration Statement or person controlling such Seller shall be obligated to make any contribution hereunder which in the aggregate exceeds the net proceeds of the securities sold by such seller, less the aggregate amount of any damages which such seller and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The obligations of such Shareholders to contribute are several in proportion to their respective ownership of the Registrable Securities covered by such Registration Statement and not joint.

       11.  Non-Assignability of Registration Rights

       The rights to cause the Company, or its successors or assigns to register Registrable Securities pursuant to this Agreement are reserved solely for the use and benefit of the Holders and may not be assigned or transferred by the Holders to any other person; provided, however, that any Holder who is a natural
                             --------  -------
person may transfer Registrable Securities to any member of the immediate family of a Holder who is a natural person, or any trust or other fiduciary arrangement for the benefit of such family member. A merger or consolidation of or transfer of all or substantially all the assets of a Holder (a "Fundamental Transaction") shall not be deemed an assignment for purposes of this Section 11 and the Registrable Securities held by a Holder immediately prior to the consummation of a Fundamental Transaction shall remain Registrable Securities subsequent to such Fundamental Transaction.

       12.  Miscellaneous

       12.1 Amendments and Waivers

       Any provision of this Agreement may be amended and the observance thereof may only be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of Registrable Securities, and the Company.

       12.2 Notices

       Any notice required or permitted to be given hereunder shall be in writing and shall be deemed given at the opening of business on the first Business Day following the time (a) delivery is made, if by hand delivery, (b) the facsimile is successfully transmitted, if by telecopier or facsimile machine, or (c) the Business Day after such notice is deposited with a reputable overnight courier service, postage prepaid, for next-day delivery, addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice:

       To the Company at:

                         State Street Boston Corporation
                         225 Franklin Street
                         Boston, Massachusetts  02110
                         Attn:  John R. Towers, Esq.
                         Facsimile No.:  (617) 654-4006

       With a copy to:

                         Ropes & Gray
                         One International Place
                         Boston, Massachusetts  02110
                         Attn:  Mark V. Nuccio, Esq.
                         Facsimile No.:  (617) 951-7050

       To Shareholders:

                         SEE ATTACHED SCHEDULE A



       12.3 Governing Law

       This Agreement shall for all purposes be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts with respect to the enforceability of contracts and in accordance with the United States securities laws with respect to matters involving securities laws regarding the registration of the Registrable Shares, both without regard to conflicts-of-laws principles. The parties hereto agree to submit to the jurisdiction of the federal and state courts of The Commonwealth of Massachusetts with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between parties arising under this Agreement.

       12.4 Severability

       If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excised from this Agreement, and the remainder of this Agreement shall be interpreted as if such provision were so excised and shall be enforceable in accordance with its remaining terms.

       12.5 Counterparts

       This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                          STATE STREET BOSTON CORPORATION


                                          By: /s/
                                             ---------------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------

Attest:


By: /s/
    ----------------------------------
    Clerk

                         STOCKHOLDERS



                                     Edison Venture Fund II, L.P.

                                         By: /s/
                                             ------------------------------
                                             General Partner
                                         Name:
                                               ----------------------------
                                         Title:
                                                ---------------------------

Attest:


By: /s/
    ----------------------------



                                     Edison Venture Fund II-PA, L.P.

                                         By: /s/
                                             -----------------------------
                                             General Partner
                                         Name:
                                               ---------------------------
                                         Title:
                                                --------------------------

Attest:


By: /s/
    ----------------------------


                                     /s/ Michael Bruce
                                     -----------------------------------
                                     Michael Bruce

Attest:


By: /s/
    ----------------------------

                                     /s/ S. Scott Marsh, III
                                     ----------------------------------
                                     S. Scott Marsh, III

Attest:



By: /s/
    ----------------------------


                                     /s/ Gerald Finsen, Jr.
                                     ----------------------------------
                                     Gerald Finsen, Jr.

Attest:



By: /s/
   -----------------------------


                                     /s/ William Mayhall
                                     -----------------------------------
                                     William Mayhall

Attest:



By: /s/
   -----------------------------

                                     /s/ James Mayhall
                                     -----------------------------------
                                     James Mayhall

Attest:



By: /s/
    ----------------------------

                                  SCHEDULE A


                                           REGISTRABLE
        HOLDERS                            SECURITIES
        -------                            ----------

S. Scott Marsh, III
Glen Alpine Road
Morristown, NJ  01960
(201) 267-6610

Michael R. Bruce
300 Mountain Road
Offipee, NH  03864
(603) 539-6793

Edison Venture Fund, II, L.P.
Attn: Gustav H. Koven
997 Lenox Drive, #3
Lawrenceville, NJ 08648
(609) 896-1900

Edison Venture Fund II-PA, L.P.
Attn: Gustav H. Koven
997 Lenox Drive, #3
Lawrenceville, NJ 08648
(609) 896-1900

Gerald E. Finsen, Jr.
3 Nottingham Way
Eastampton, NJ 08060
(609) 261-2589

William M. Mayhall
176 Rolling Hill Road
Skillman, NJ 08558
(609) 466-3324

James Mayhall
243 Ravine Forest Drive
Lake Bluff, IL  60044
(708) 234-8280